UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2022
Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2022, the Federal Housing Finance Agency (Finance Agency) informed Federal Home Loan Bank of Topeka (FHLBank) of its non-objection to FHLBank’s revised Executive Incentive Compensation Plan (EICP) and the 2022 Incentive Plan Targets, Goal Metrics, Metric Performance Ranges, and Metric Weights (the Target Document) adopted by the board of directors of FHLBank (Board) on December 17, 2021.

EICP
The EICP establishes two performance periods. Participants may earn a “Cash Incentive” during the “Base Performance Period” and may also earn a “Deferred Incentive” during the “Deferral Performance Period.” The EICP establishes a “Total Base Opportunity” for participants, which is the percentage of a participant’s “Earned Base Salary” during the Base Performance Period that will be provisionally awarded to a participant as incentive compensation for achieving performance levels under each performance measure during the Base Performance Period. The EICP was amended to incorporate participation levels that were previously included in the Target Document as set forth below.

Officer Level	Threshold	Target	Optimum

President and CEO	37.5	75	112.5

Executive Vice President	30	60	90

Senior Vice President	25	50	75

In addition, the EICP was revised to incorporate the requirements for receiving a Deferred Incentive into the EICP instead of the Target Document, and which subjects a portion of outstanding Deferred Incentives to forfeiture in the event a participant does not provide a certain amount of notice prior to the effective date of a resignation or retirement. The Deferred Incentive means 50% of the Total Base Opportunity, which is deferred for the Deferral Performance Period and is subject to adjustment. Participants are eligible to receive a Deferred Incentive if FHLBank has a Market Value of Equity of not less than 100% of FHLBank’s Total Regulatory Capital Stock outstanding as of the last day of the Deferral Performance Period. Upon determining FHLBank has achieved this minimum requirement, the Deferred Incentive shall be calculated by applying a six percent interest credit, compounded annually, to the Deferred Incentive.

Finally, the amendments to the EICP clarify the authority under the EICP of the Board and the President and CEO with respect to the participants.

The foregoing summary of the EICP is qualified in its entirety by reference to the EICP attached hereto as Exhibit 10.1 and incorporated herein by reference.

2022 Incentive Plan Targets
Annually, the Board is responsible for establishing a Target Document that sets forth the performance measures and other applicable terms and conditions for the operation of the EICP for the applicable fiscal year. The Target Document covers the 2022 Base Performance Period. The Target Document defines three achievement levels for each Performance Measure: Threshold, Target and Optimum. Performance between Threshold-Target and Target-Optimum is calculated by linear interpolation.

The Target Document establishes metrics for the Base Performance Period, which are measured by the results achieved by FHLBank in attaining specified performance levels in the following nine areas and are weighted as follows:

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	Objective
1.	Adjusted Return Spread on Total Regulatory Capital	15%
2.	GAAP Return Spread on Total Regulatory Capital	5%
3.	Adjusted Net Income after Capital Charge	15%
4.	GAAP Net Income after Capital Charge	5%
5.	Member Product Utilization	10%
6.	Diversity, Equity and Inclusion Education & Culture	5%
7.	Diversity, Equity and Inclusion Business Practice Outcome Measures	5%
8.	Risk Management - Market, Credit, Liquidity	20%
9.	Risk Management - Compliance, Business, Operations	20%
	Total	100%

Total awards payable under the Target Document are not determinable at this time.

The foregoing summary of the Target Document is qualified in its entirety by reference to the Target Document attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.1 Executive Incentive Compensation Plan, dated December 17, 2021.
10.2 2022 Incentive Compensation Plan Targets, dated December 17, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index	Exhibit Description
10.1	Executive Incentive Compensation Plan, dated December 17, 2021
10.2	2022 Executive Incentive Compensation Plan Targets, dated December 17, 2021
104	Cover Page Interactive Data File embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

02/16/2022	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Senior Vice President, Chief Compliance and Ethics Officer & General Counsel, Corporate Secretary